Exhibit 99.1

JMP Group Reports First Quarter 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 19, 2016--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2016.

  Operating net income was $2.2 million, or $0.10 per diluted share, a decrease of 57.9% from $5.1 million, or $0.23 per share, for the first quarter of 2015. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $36.6 million, a decrease of 2.6% from $37.6 million for the first quarter of 2015. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”
  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.8 million, or $0.08 per diluted share, compared to a net loss of $1.9 million, or $0.09 per share, for the first quarter of 2015.
  Total net revenues on a GAAP basis were $38.6 million, compared to $41.0 million for the first quarter of 2015.

“JMP Group produced a better-than-expected first quarter, despite the continued headwind of a volatile capital markets environment, thanks to record quarterly strategic advisory revenues,” said Chairman and Chief Executive Officer Joe Jolson. “Operating earnings per share were $0.10, more than double the $0.04 we made in the fourth quarter of last year. The sharp sell-off in the markets to start 2016 primarily hurt our equity capital markets revenues and our returns on our principal investment activities. Our ECM fees for the quarter fell more than 60% from near-record levels a year earlier, while net corporate income, which is net investment income less corporate costs, was modestly above break-even after contributing significantly to earnings in 2015. The recent upswing in the capital markets, if sustained, could bode well for our ECM business later in 2016. Meanwhile, the investment we have been making to grow our strategic advisory business appears to be gaining traction.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $24.4 million, a decrease of 8.8% from $26.8 million for the first quarter of 2015. JMP Securities’ operating margin on adjusted net revenues was 9.8%, compared to 17.0% for first quarter of 2015.

For the asset management segment, adjusted net revenues were $10.2 million, an increase of 59.7% from $6.4 million for first quarter of 2015. JMP Group lost 0.8% for the quarter on the capital invested by the company in hedge funds managed by Harvest Capital Strategies, compared to declines of 1.7% and 1.5% by the HFRI Equity Hedge (Total) and Russell 2000 indices, respectively. JMP Group’s net return on invested capital managed by JMP Credit Advisors was 4.7%, compared to 5.6% for the first quarter of 2015.

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
Broker-dealer	$0.07	($0.14)	$0.13
Asset management	0.02	0.05	0.02
Operating platform EPS	0.09	(0.10)	0.14
Net corporate income	0.01	0.14	0.09
Operating EPS (diluted)	$0.10	$0.04	$0.23

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $18.3 million, a decrease of 11.6% from $20.7 million for the first quarter of 2015.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2016		Dec. 31, 2015		Mar. 31, 2015
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	10	$6,224	11	$4,682	34	$16,595
Debt and convertible securities	-	50	2	1,021	5	857
Private capital markets and other	-	4	1	(79)	1	547
Strategic advisory	4	12,018	2	3,549	4	2,695
Total	14	$18,296	16	$9,173	44	$20,694

Brokerage

Net brokerage revenues were $6.1 million, in line with $6.1 million for the first quarter of 2015.

Asset Management

Asset management-related fee revenues were $8.9 million, an increase of 81.9% from $4.9 million for the first quarter of 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2016, totaled $2.3 billion, including $1.2 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.3 billion at December 31, 2015, and $2.0 billion at March 31, 2015. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.7 billion at March 31, 2016.

At March 31, 2016, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 68.4% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $0.9 million, compared to $3.7 million for the first quarter of 2015. For more information about principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

At March 31, 2016, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $15.5 million, or 1.6% of gross performing loans managed by JMP Credit Advisors. At March 31, 2015, such discounts and reserves equaled $12.1 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at the end of either period.

The net loan loss provision for the quarter was $0.6 million, and at March 31, 2016, general loan loss reserves equaled 0.6% of gross performing loans managed by JMP Credit Advisors.

Net Interest Income

Net interest income was $4.4 million, compared to $5.5 million for the first quarter of 2015.

Expenses

Compensation and Benefits

Compensation and benefits expense was $27.4 million, compared to $27.1 million for the first quarter of 2015. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 74.1% of adjusted net revenues, compared to 66.1% for the first quarter of 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 70.7%, compared to 66.0% for the first quarter of 2015.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.8 million, compared to $6.9 million for the first quarter of 2015.

Book Value per Share

At March 31, 2016, JMP Group’s book value per share was $5.79, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Shareholders' equity	$122,736	$125,112	$130,431

Book value per share	$5.79	$5.77	$6.14

Basic shares outstanding	21,201	21,681	21,229

Quarterly operating ROE (1)	7.0%	3.2%	15.6%
LTM operating ROE (1)	7.2%	9.3%	12.9%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Share Repurchase Activity

During the quarter ended March 31, 2016, JMP Group repurchased 487,417 shares of its common stock at an aggregate price of $2.6 million, or $5.39 per share. At quarter-end, 794,613 shares remained eligible for repurchase under the company's repurchase authorization.

Personnel

At March 31, 2016, the company had 232 full-time employees, compared to 247 at December 31, 2015, and 233 at March 31, 2015.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes real estate-related depreciation expense, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, and (v) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  property depreciation expense resulting from a commercial real estate investment;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Revenues:
Non-interest revenues	$34,760	$27,755	$35,518
Net interest income	4,426	5,005	5,489
Loan loss provision	(631)	(1,015)	(57)
Total net revenues	38,555	31,745	40,950

Add back/(subtract):
General loan loss provision – collateralized loan obligations	407	602	91
Property depreciation – commercial real estate	330	102	-
Net unrealized (gain)/loss – strategic equity investments and warrants	(329)	128	(1,020)
Net unrealized mark-to-market (gain)/loss – deferred compensation	(77)	(390)	195
Non-controlling interests	(2,270)	(2,518)	(2,619)

Adjusted net revenues	$36,616	$29,669	$37,597

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Base management fees:
Fees reported as asset management fees	$4,135	$4,172	$3,710
Less: Non-controlling interest in HCAP Advisors	(364)	(362)	(300)
Total base management fees	3,771	3,810	3,410

Incentive fees:
Fees reported as asset management fees	5,191	4,274	952
Less: Non-controlling interest in HCAP Advisors	(263)	(420)	(194)
Total incentive fees	4,928	3,854	758

Other fee income:
Total fundraising and other fees	227	418	740

Asset management-related fee revenues	$8,926	$8,082	$4,908

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) excludes real estate-related depreciation expense, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Hedge fund investments	($600)	$3,145	$1,379
Investment in Harvest Capital Credit Corporation	314	(128)	999
Investment in Harvest Growth Capital funds	(7)	(20)	(22)
Other principal investments	1,223	(749)	1,388
Total principal transaction revenues	930	2,248	3,744

Add back/(subtract):
Unrealized mark-to-market loss – strategic equity investments and warrants	(329)	128	(1,020)
Unrealized mark-to-market (gain) – net deferred compensation	(77)	(389)	194
Property depreciation – commercial real estate	330	102	-
Total operating adjustments	(76)	(159)	(826)

Total adjusted principal transaction revenues	$854	$2,089	$2,918

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Compensation Ratio
Adjusted net revenues	$36,616	$29,669	$37,597

Compensation and benefits	$27,425	$27,023	$27,064

Subtract/(add back):
Compensation expense – stock options and SARs	215	417	674
Compensation expense – RSUs	252	588	407
Compensation expense – deferred compensation	(515)	2,433	1,069
Unrealized mark-to-market gain – deferred compensation	77	390	(195)
Compensation expense – non-controlling interest	278	280	267

Adjusted compensation and benefits	$27,118	$22,915	$24,842

Adjusted ratio of compensation expense to revenues	74.1%	77.2%	66.1%

Compensation Ratio Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$36,616	$29,669	$37,597

Subtract:
Compensation expense – hedge fund incentive fees	4,228	3,318	68
Adjusted net revenues, excluding hedge fund incentive fees	$32,388	$26,351	$37,529

Adjusted compensation and benefits	$27,118	$22,915	$24,842

Subtract:
Compensation expense – hedge fund incentive fees	4,228	3,318	68
Adjusted compensation and benefits, excluding hedge fund incentive fees	$22,890	$19,597	$24,774

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees (1)	70.7%	74.4%	66.0%
(1)	Excluding a compensation charge of $4.4 million at JMP Securities, the adjusted compensation ratio of 74.4% for the quarter ended December 31, 2015, would have been 61.1%.

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes real estate-related depreciation expense, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  property depreciation expense resulting from a commercial real estate investment;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2016, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Net income/(loss) attributable to JMP Group	$1,803	($1,151)	($1,892)

Add back:
Income tax expense/(benefit)	50	(3,572)	7,000
Income/(loss) before taxes	1,853	(4,723)	5,108

Add back/(subtract):
Compensation expense – stock options and SARs	215	417	674
Compensation expense – RSUs	252	588	407
Compensation expense – net deferred compensation	(515)	2,433	1,069
General loan loss provision/(reversal) – collateralized loan obligations	407	602	91
Property depreciation – commercial real estate	330	102	-
Unrealized mark-to-market loss – strategic equity investments and warrants	(329)	128	(1,020)
Operating income/(loss) before taxes	2,213	(453)	6,329

Income tax expense/(benefit)	55	(1,469)	1,198
Operating net income	$2,158	$1,016	$5,131

Operating net income per share:
Basic	$0.10	$0.05	$0.24
Diluted (1)	$0.10	$0.04	$0.23

Weighted average shares outstanding:
Basic	21,349	21,257	21,216
Diluted (1)	21,707	22,588	22,218
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2016, was 21,865,254.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes real estate-related depreciation expense, (iv) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2016, is set forth below.

	Quarter Ended March 31, 2016
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$18,296	-	$18,296	-	-	$18,296
Brokerage	6,095	-	6,095	-	-	6,095
Asset management-related fees	-	$10,176	10,176	$87	($1,337)	8,926
Principal transactions	-	-	-	854	-	854
Gain on sale and payoff of loans	-	-	-	(362)	-	(362)
Net dividend income	-	-	-	424	-	424
Net interest income	-	-	-	2,371	-	2,371
Reversal of loan losses	-	-	-	12	-	12
Adjusted net revenues	24,391	10,176	34,567	3,386	(1,337)	36,616

Expenses:
Non-interest expense/(income)	21,999	9,442	31,441	4,299	(1,337)	34,403
Operating income/(loss) before taxes	2,392	734	3,126	(913)	-	2,213

Income tax expense/(benefit)	909	278	1,187	(1,132)	-	55
Operating net income	$1,483	$456	$1,939	$219	-	$2,158

Operating net income per share:
Basic	$0.07	$0.02	$0.09	$0.01	-	$0.10
Diluted (1)	$0.07	$0.02	$0.09	$0.01	-	$0.10
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter was 21,865,254.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission on March 12, 2016, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2015, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, April 20, 2016. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 91810783.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ:HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Mar. 31, 2016	Dec. 31, 2015

Assets

Cash and cash equivalents	$53,821	$68,551
Restricted cash and deposits	58,325	52,572
Marketable securities owned, at fair value	27,438	28,493
Other investments	60,429	68,859
Loans held for investment, net of allowance for loan losses	2,648	2,595
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	951,676	969,665
Cash collateral posted for total return swap	25,240	25,000
Deferred tax assets	9,625	8,315
Other assets	43,753	46,808
Total assets	$1,232,955	$1,270,858

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$13,373	$13,284
Accrued compensation	13,460	39,470
Asset-backed securities issued, net of issuance costs	918,998	930,224
Bond payable, net of issuance costs	91,470	91,825
Deferred tax liability	14,523	14,693
Other liabilities	30,888	28,468
Total liabilities	1,082,712	1,117,964

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	122,736	125,112
Non-redeemable non-controlling interest	27,507	27,782
Total equity	150,243	152,894
Total liabilities and shareholders' equity	$1,232,955	$1,270,858

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2016	Mar. 31, 2015

Revenues:
Investment banking	$18,296	$20,694
Brokerage	6,095	6,065
Asset management fees	9,326	4,662
Principal transactions	930	3,744
(Loss)/gain on sale, payoff and mark-to-market of loans	(376)	(578)
Net dividend income	263	191
Other income	226	740
Non-interest revenues	34,760	35,518

Interest income	12,401	12,777
Interest expense	(7,975)	(7,288)
Net interest income	4,426	5,489

Provision for loan losses	(631)	(57)
Total net revenues	38,555	40,950

Non-interest expenses:
Compensation and benefits	27,425	27,064
Administration	1,818	1,692
Brokerage, clearing and exchange fees	761	798
Travel and business development	1,291	938
Communications and technology	1,016	970
Occupancy	936	813
Professional fees	1,073	974
Depreciation	332	226
Other	621	530
Total non-interest expense	35,273	34,005

Net income before income tax expense	3,282	6,945
Income tax expense	50	7,000
Net income	3,232	(55)
Less: Net income attributable to non-redeemable non-controlling interest	1,429	1,837
Net income/(loss) attributable to JMP Group	$1,803	($1,892)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.08	($0.09)
Diluted	$0.08	($0.09)

Weighted average common shares outstanding:
Basic	21,349	21,216
Diluted	21,865	21,216

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com